UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2005

Leap Wireless International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10307 Pacific Center Court, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-882-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Amendment of unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004:

On May 3, 2005, the management and Audit Committee of Leap Wireless International, Inc. (the "Company") concluded that (i) the unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the "Third Quarter Form 10-Q") should be restated to correct for errors identified during the preparation of the consolidated financial statements as of and for the period ended December 31, 2004, and (ii) the unaudited interim consolidated financial statements included in the Third Quarter Form 10-Q should no longer be relied upon. The restatement adjustments resulted from (a) errors in assumptions in the accounting for rent expense and remediation obligations associated with real property leases; (b) the Company’s overstatement of liabilities at July 31, 2004, including deferred rent, deferred revenue, deferred tax and certain vendor obligations that should have been eliminated in connection with the Company’s emergence from bankruptcy and its implementation of fresh-start reporting; (c) errors resulting from inadequate account reconciliation and inadequate review by supervisory personnel of account reconciliations for the deferred revenue and investment income accounts, and (d) the tax effect of the above adjustments. The Company’s management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

In connection with the Company’s emergence from Chapter 11 bankruptcy proceedings on August 16, 2004, the Company adopted the fresh-start accounting provisions of Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, the Company’s unaudited interim consolidated financial statements for the three and nine months ended September 30, 2004 include the Company’s results for the one month and seven month periods ended July 31, 2004 (i.e., the one and seven month periods prior to the Company’s emergence from bankruptcy) and for the two months ended September 30, 2004 (i.e., the two month period after the Company emerged from bankruptcy).

For the two months ended September 30, 2004, we currently expect that the effect of the adjustments will be to change the previously reported pre-tax loss of $0.2 million to pre-tax income of approximately $0.6 million to $0.8 million and to decrease the previously reported net loss of $2.6 million, or a net loss of $0.04 per basic and diluted common share, to a net loss of approximately $1.9 million to $2.1 million, or a range of net loss of $0.03 to $0.04 per basic and diluted common share.

For the one month ended July 31, 2004, we currently expect that the effect of the adjustments will be to change the previously reported net income of $954.4 million, or $16.28 per basic and diluted common share, to net income in the range of $958.8 million to $959.8 million, or $16.35 to $16.37 per basic and diluted common share.

For the seven months ended July 31, 2004, we currently expect that the effect of the adjustments will be to change the previously reported net income of $908.3 million, or $15.49 per basic and diluted common share, to net income of approximately $912.7 million to $913.7 million, or $15.57 to $15.59 per basic and diluted common share.

The adjustments that are expected to be made to the unaudited interim consolidated financial statements included in the Company’s Third Quarter Form 10-Q are summarized as follows:

For the two months ended September 30, 2004:

The adjustments required to correct errors with respect to the two months ended September 30, 2004 are expected to increase (a) service and equipment revenues by an aggregate of approximately $1.2 million, (b) investment income by approximately $0.3 million, and (c) operating expenses related to leases by approximately $0.5 million to $0.7 million and income tax expense by $0.3 million.

For the one and seven month periods ended July 31, 2004:

The adjustments required to correct errors with respect to the one and seven month periods ended July 31, 2004 are expected to increase reorganization items, net by approximately $4.4 million to $5.4 million as a result of adjustments to reduce various liabilities to their fair value as of July 31, 2004, the fresh-start date, and an increase of the liability associated with the future remediation of leased property.

The adjustments described above result from the correction of accounting errors and are not attributable to any misconduct by Company employees.

According to the PCAOB’s Auditing Standard No. 2, "An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements," restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a material weakness. A "material weakness" is a significant deficiency, or combination of significant deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

When we file our amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2004 (the "Form 10-Q/A") and our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K"), we expect to report the existence of material weaknesses in the Company’s internal control over financial reporting with respect to turnover and staffing levels in the Company's accounting and financial reporting departments (arising in part in connection with the Company's now completed bankruptcy proceedings), the application of lease-related accounting principles, fresh-start reporting oversight, and account reconciliation procedures. The Company is working to remediate these material weaknesses, and has performed additional analyses and other remediation procedures to ensure that the consolidated financial statements to be included in the Form 10-Q/A and the Form 10-K are fairly presented, in all material respects, in accordance with accounting principles generally accepted in the United States of America.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leap Wireless International, Inc.

May 9, 2005	By:	/s/ Dean M. Luvisa

Name: Dean M. Luvisa
Title: Acting Chief Financial Officer and Treasurer